Exhibit 99.1

Ellie Mae Reports First Quarter 2012 Results

Revenue up 97% year over year to $20.9 million

PLEASANTON, CA — May 2, 2012 — Ellie Mae® (NYSE Amex:ELLI), a leading provider of on-demand, enterprise level automated solutions for the residential mortgage industry, today reported results for the first quarter ended March 31, 2012.

Total revenue for the first quarter of 2012 increased 97% to $20.9 million, compared to $10.6 million in the first quarter of 2011. Net income for the first quarter of 2012 was $3.6 million, or $0.16 per diluted share, compared to a net loss of $(0.8) million, or $(0.22) per diluted share, in the first quarter of 2011.

On a non-GAAP basis, adjusted net income for the first quarter of 2012 was $4.6 million, or $0.20 per diluted share, compared to a net loss of $(0.3) million, or $(0.09) per diluted share, in the first quarter of 2011. Adjusted EBITDA for the first quarter of 2012 was $5.4 million, compared to $45 thousand for the first quarter of 2011.

A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth below.

Key Operating Metrics as of and for the quarter ended March 31, 2012:

•	On-demand revenue increased 95% year over year to $17.8 million;

•	The total number of users, both lender and broker, actively using the company’s Encompass® enterprise solution (“active Encompass users”) increased 15% year over year to 58,844;

•	Revenue per active Encompass user increased 77% year over year to $367;

•	Of all active Encompass users, 29,115 or 49%, were using the SaaS version of Encompass, an increase of 72% year over year; and

•	Total SaaS revenues increased 137% year over year to $8.4 million or 40% of total revenue.

“We had a strong first quarter with revenue growth driven by the addition of 18,000 new and converted SaaS Encompass users in 2011, and the steady increase in revenue per user,” said Sig Anderman, CEO of Ellie Mae. “Our results also demonstrate the leverage in our business model when mortgage volumes increase as we saw this quarter, when actual volumes increased over expectations.”

“The quarter’s solid performance underscores the value Ellie Mae is providing our customers as they work to address proliferating regulatory and operational challenges in today’s mortgage environment,” Mr. Anderman continued. “Our on-demand solutions, particularly our success-based pricing offering, continue to attract both new lender users and our licensed users to our SaaS platform, as it helps automate and streamline the mortgage origination process, assure regulatory compliance, facilitate best practice operations and reduce IT infrastructure and other operational costs.”

“With the business momentum we experienced in the first quarter, and improving mortgage origination volume forecasts for the year, we are raising our full year guidance,” Mr. Anderman concluded.

Second Quarter and Fiscal Year 2012 Financial Outlook

The April 2012 composite forecast of Fannie Mae, Freddie Mac and the Mortgage Bankers Association for 2012 mortgage origination volume is $1.2 trillion, which represents a 10% decrease from 2011 and reflects an increase from the January 2012 composite forecast of $1.0 trillion. These organizations publish monthly updates of their annual and quarterly forecasts. The April 2012 composite quarterly forecast for 2012 and 2013 origination volume is as follows:

($ in billions)	Q1	Q2	Q3	Q4	Annual
2012	$344	$346	$270	$240	$1,200
2013	$238	$306	$294	$228	$1,066

We are providing financial guidance based in part on these composite quarterly forecasts.

For the second quarter of 2012, revenue is expected to be in the range of $19.5 million to $20.0 million. Net income is expected to be in the range of $1.5 million to $1.9 million, or $0.07 to $0.08 per diluted share. Adjusted net income is expected to be in the range of $2.4 million to $2.8 million, or $0.11 to $0.12 per diluted share. Adjusted EBITDA is expected to be in the range of $3.5 million to $3.9 million.

For the full fiscal year 2012, revenue is expected to be in the range of $78.0 million to $79.0 million. Net income is expected to be in the range of $5.8 million to $6.3 million, or $0.26 to $0.28 per diluted share. Adjusted net income is expected to be in the range of $9.6 million to $10.1 million, or $0.42 to $0.45 per diluted share. Adjusted EBITDA is expected to be in the range of $13.1 million to $14.1 million.

Use of Non-GAAP Financial Measures

Ellie Mae provides investors with adjusted net income and adjusted EBITDA in conjunction with traditional GAAP operating performance of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus amortization of acquired intangibles, non-cash, stock-based compensation expense, acquisition costs and other acquisition-related adjustments. EBITDA consists of net income plus depreciation and amortization, interest income and expense and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense and acquisition costs. Ellie Mae uses adjusted net income and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age of book depreciation of fixed assets and amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The company also believes it is useful to exclude non-cash, stock-based compensation expense from adjusted net income and adjusted EBITDA because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. These non-GAAP measures are not measurements of the company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with generally accepted accounting principles in the United States, or as an alternative to cash flows from operating activities as a measure of the company’s profitability or liquidity. The company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income and adjusted EBITDA differently than the company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income and adjusted EBITDA is included in the tables below.

Quarterly Conference Call

Ellie Mae will discuss its first quarter 2012 results today via teleconference at 5:00 p.m. Eastern Time. To access the call, please dial 877-941-1427 or 480-629-9664 at least five minutes prior to the 5:00 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the company’s website at http://ir.elliemae.com. An audio replay of the call will be available through May 16, 2012 by dialing 800-406-7325 or 303-590-3030 and entering access code 4532137.

About Ellie Mae

Ellie Mae, Inc. is a leading provider of on-demand automation solutions for the mortgage industry. The Company offers an end-to-end solution, delivered using a Software-as-a Service model that serves as the core operating system for mortgage originators and spans customer relationship management, loan origination and business management. The Company also hosts the Ellie Mae Network™ that allows mortgage professionals to conduct electronic business transactions with the lenders and settlement service providers they work with to process and fund loans. The Company’s offerings include the Encompass®, Encompass360® and DataTrac® mortgage management software systems.

Ellie Mae was founded in 1997 and is based in Pleasanton, California. To learn more about Ellie Mae, visit www.EllieMae.com or call 877.355.4362.

© 2012 Ellie Mae, Inc. Ellie Mae®, Encompass®, Encompass360®, DataTrac®, Ellie Mae Network™ and the Ellie Mae logo are registered trademarks or trademarks of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include discussions regarding projected revenue, net income, adjusted EBITDA and adjusted net income for the second quarter and fiscal year 2012. These statements involve known and unknown risks, uncertainties and other factors which may cause Ellie

Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in strategic planning decisions by management, reallocation of internal resources, changes in the volume of residential mortgage volume in the United States, the risk that the anticipated benefits, growth prospects and synergies expected from the Del Mar Datatrac acquisition may not be fully realized or may take longer to realize than expected; the possibility that economic benefits of future opportunities in an emerging industry may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays, disruptions, including changing relationships with partners, customers, employees or suppliers; the amount of costs incurred in connection with the supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2011. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contacts:

Edgar Luce

Executive VP and CFO

Ellie Mae, Inc.

IR@elliemae.com

+1-925-227-7079

or

Lisa Laukkanen

The Blueshirt Group for Ellie Mae, Inc.

lisa@blueshirtgroup.com

+1-415-217-4967

ELLIE MAE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	March 31, 2012	December 31, 2011
	(unaudited)	(1)
Assets
Current assets
Cash and cash equivalents	$27,507	$23,732
Short-term investments	2,095	1,933
Accounts receivable, net of allowances for doubtful accounts of $60 and $47, as of March 31, 2012 and December 31, 2011, respectively	7,276	6,819
Prepaid expenses and other	1,325	1,381
Note receivable	1,000	1,000

Total current assets	39,203	34,865
Property and equipment, net	5,767	5,539
Deposits and other assets	135	135
Note receivable	14	15
Other intangibles, net	7,757	8,166
Goodwill	51,051	51,051

Total assets	$103,927	$99,771

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,886	$2,255
Accrued and other current liabilities	3,713	4,931
Acquisition holdback, net of discount	2,969	2,948
Deferred revenue	4,596	4,548
Deferred rent	221	212
Leases payable	7	6

Total current liabilities	13,392	14,900
Deferred revenue, net of current portion	90	62
Deferred rent, net of current portion	565	624
Acquisition holdback, net of current portion and discount	4,758	4,725
Other long-term liabilities	601	598
Leases payable, net of current portion	2	4

Total liabilities	19,408	20,913

Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 21,593,018 and 21,019,590 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	2	2
Additional paid-in capital	118,031	116,012
Accumulated deficit	(33,514)	(37,156)

Total stockholders' equity	84,519	78,858

Total liabilities and stockholders' equity	$103,927	$99,771

(1)	Derived from audited financial statements.

ELLIE MAE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	Three months ended March 31,
	2012	2011
Revenues	$20,906	$10,603
Cost of revenues	5,257	3,363

Gross profit	15,649	7,240
Operating expenses:
Sales and marketing	4,000	2,451
Research and development	4,133	2,804
General and administrative	3,676	2,805

Total operating expenses	11,809	8,060

Income (loss) from operations	3,840	(820)
Other income (expense), net	(20)	32

Income (loss) before income taxes	3,820	(788)
Income tax provision	178	11

Net income (loss)	$3,642	$(799)

Net income (loss) per share of common stock:
Basic	$0.17	$(0.22)

Diluted	$0.16	$(0.22)

Weighted average common shares used in computing net income (loss) per share of common stock:
Basic	21,404,789	3,641,880

Diluted	22,513,854	3,641,880

ELLIE MAE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three months ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,642	$(799)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	611	377
Provision for uncollectible accounts receivable	36	84
Amortization of intangible assets	409	125
Amortization of discount related to holdback	54	—
Stock-based compensation	517	363
Changes in operating assets and liabilities:
Accounts receivable	(493)	318
Prepaid expenses and other	56	(49)
Deferred offering costs	—	(145)
Deposits and other assets	—	525
Accounts payable	(380)	151
Accrued and other liabilities	(1,215)	(796)
Deferred revenue	76	(61)
Deferred rent	(50)	(47)

Net cash provided by operating activities	3,263	46

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(828)	(784)
Purchase of short-term investments	(1,112)	(2,072)
Acquisitions, net of cash acquired	—	(1,000)
Maturities of short-term investments	950	1,080
Other investing activities	1	(19)

Net cash used in investing activities	(989)	(2,795)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(1)	(63)
Proceeds from issuance of common stock under employee stock plans	1,447	210
Excess tax benefit from exercise of stock options	55	—

Net cash provided by financing activities	1,501	147

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,775	(2,602)
CASH AND CASH EQUIVALENTS, Beginning of period	23,732	14,349

CASH AND CASH EQUIVALENTS, End of period	$27,507	$11,747

ELLIE MAE, INC.

NON-GAAP RECONCILIATION

(unaudited)

(in thousands, except share and per share amounts)

	Three months ended March 31,
	2012	2011
Net income (loss)	$3,642	$(799)
Depreciation and amortization	611	377
Amortization of intangible assets	409	125
Other income (expense), net	20	(32)
Income tax provision	178	11

EBITDA	4,860	(318)
Non-cash, stock-based compensation expenses	517	363

Adjusted EBITDA	$5,377	$45

Net income (loss)	$3,642	$(799)
Non-cash, stock-based compensation expenses	517	363
Amortization of intangible assets	409	125

Adjusted net income (loss)	$4,568	$(311)

Shares used to compute non-GAAP net income (loss) per share
Basic	21,404,789	3,641,880
Diluted	22,513,854	3,641,880

Adjusted net income (loss) per share
Basic	$0.21	$(0.09)
Diluted	$0.20	$(0.09)

ELLIE MAE, INC.

NON-GAAP RECONCILIATION

(unaudited)

(in thousands, except share and per share amounts)

	Second quarter 2012 projected range		Fiscal 2012 projected range
Net income	$1,500	$1,900	$5,800	$6,300
Depreciation and amortization	1,000	1,000	3,300	3,600
Amortization of intangible assets	400	400	1,600	1,600
Income tax provision	100	100	200	400

EBITDA	3,000	3,400	10,900	11,900
Non-cash, stock-based compensation expenses	500	500	2,200	2,200

Adjusted EBITDA	$3,500	$3,900	$13,100	$14,100

Net income	$1,500	$1,900	$5,800	$6,300
Non-cash, stock-based compensation expenses	500	500	2,200	2,200
Amortization of intangible assets	400	400	1,600	1,600

Adjusted net income	$2,400	$2,800	$9,600	$10,100

Shares used to compute non-GAAP net income per share
Diluted	22,600,000	22,600,000	22,600,000	22,600,000

Projected net income per share
Diluted	$0.07	$0.08	$0.26	$0.28

Adjusted net income per share
Diluted	$0.11	$0.12	$0.42	$0.45